Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,139,533
Unrealized Gain (Loss) on Market Value of Futures	(6,813,199)
Dividend Income	3,246
Interest Income	18,202
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,651,168)
Expenses
General Partner Management Fees	$36,307
Professional Fees	19,894
Brokerage Commissions	7,536
Non-interested Directors' Fees and Expenses	405
Prepaid Insurance Expense	341
NYMEX License Fee	908
SEC & FINRA Registration Expense	3,945
Total Expenses	69,336
Expense Waiver	(23,952)
Net Expenses	$45,384
Net Income (Loss)	$(1,696,552)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$69,322,352
Additions (100,000 Shares)	2,839,042
Withdrawals (50,000 Shares)	(1,417,279)
Net Income (Loss)	(1,696,552)

Net Asset Value End of Month	$69,047,563
Net Asset Value Per Share (2,550,000 Shares)	$27.08

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612